Exhibit 10.19

Service Framework Agreement

This Service Framework Agreement (the “Agreement”) is entered into on December 20th, 2021 by and between:

1.	ETHEREAL TECH PTE. LTD. (the “Party A”), a company duly established and validly existing under the laws of the Singapore with its registration number 201815693G;

2.	Bitmain Technologies Limited (the “Party B”), a company duly established and validly existing under the laws of the Hong Kong with its registration number 2024301.

Each of the Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

1.	Definitions

The following definitions in this Article 1 apply in this Agreement and its annexes unless indicated otherwise.

1.1	“Hosted Server(s)”: means the server(s) that Party A entrusts Party B to provide Services, the model and quantity of which shall be agreed on by the Parties in the Service Order.

1.2	“Service(s)”: means the service(s) that Party A entrusts Party B to provide in order to ensure the normal operation of the Hosted Server, including but not limited to the Hosting Services, Operation Services and Maintenance Services, types of which applicable to specific projects shall be agreed on by the Parties in the Service Order.

1.3	“Hosting Services”: means the facilities, resources and services provided by Party B such as data center computer rooms, computer positions, power facilities, security monitoring, management personnel, etc., for storing and operating Hosted Servers.

1.4	“Operation Services”: means the resources and services provided by Party B such as management personnel, management software, management services, etc., to carry out physical server monitoring, server working status monitoring, server working status report, and server on-rack and off-rack, and maintenance (excluding batch on-rack when entering and batch off-rack when exiting), in order to ensure the normal operation of the Hosted Servers.

1.5	“Maintenance Services”: means the maintenance services provided by Party B for the Hosted Servers.

1.6	“Service Fees”: means the full cost for Services provided by Party B which shall be paid by Party A to Party B. Unless otherwise agreed in this Agreement or the Service Order, Party A shall not pay Party B any other fees other than the Service Fees. According to the content of Services provided by Party B, Service Fees may include Hosting Fees, Operation Fees, and Maintenance Fees.

1.7	“Power Consumption”: means the amount of power consumed by the Hosted Servers during the service period, which shall be determined according to the sum of the reading number of the electric metering devices separately set up for Servers by Party B and the actual line loss. The setting position of the electric metering devices shall be the [inlet end of the transformer high voltage side] and the unit is kWh.

1.8	“Hosing Fees”: means the cost for the Hosting Services provided by Party B which shall be paid by Party A to Party B, which shall include the electricity fees collected by Party B from Party A and the service fees for Party B’s Hosting Services.

1.9	“Hosting Unit Price”: means the Hosting Fees that Party A shall pay to Party B for every kWh of electricity consumed by the servers when Party B provides the Hosting Services, which is the Normal Hosting Unit Price agreed on by the Parties in the Service Order in the normal circumstances, but is automatically adjusted pursuant to the provisions of the Article 4.3 of this Agreement in the event of a situation stipulated in Article 4.3 of this Agreement.

1.10	“Operation Fees”: means the cost for the Operation Services provided by Party B which shall be paid by Party A to Party B.

1.11	“Operation Unit Price”: means the Operation Fees that Party A shall pay to Party B for every kWh of electricity consumed by the servers when Party B provides the Operation Services, which shall be agreed on by the Parties in the Service Order.

1.12	“Maintenance Fees”: means the cost for the Maintenance Services provided by Party B which shall be paid by Party A to Party B, which shall be agreed on by the Parties in the Service Order.

1.13	“Bill”: means the bill checked regularly by the Parties for information such as current Power Consumption, current Services Fees and current service interruptions (if any).

1.14	“Actual Computing Power”: means the actual computing power data displayed by server monitoring software in the actual operation of the Hosted Servers. In addition, the statistical system of mining pools may also be used as comparison for Actual Computing Power. The parties shall agree on the specific monitoring software and its version for counting the Actual Computing Power in the Service Order.

1.15	“Theoretical Hosting Fees”: means theoretical power consumption multiplied by the Hosting Unit Price.

1.16	“Environmental Failure Period”: means the period that Hosted Server cannot work properly not due to its own failure, the reasons for which include, but not limited to, the following:

(1)	Unavailability of electricity, including the failure of the Hosted Server to work properly resulted from the interruption of power supply, damage of power equipment and maintenance of power equipment;

(2)	Unavailability of network, including the failure of the Hosted Server to work properly resulted from the network connection interruption, network equipment damage and network equipment maintenance;

(3)	Unavailability of data center, including the failure of the Hosted Server to work properly resulted from the damage and maintenance of the infrastructure such as factory buildings and racks in the data center.

1.17	“Average Environmental Failure Period”: means the sum of the Environmental Failure Period of all the Hosted Servers divided by the amount of the Hosted Servers.

1.18	“Data Center Information Memorandum”: means the memorandum submitted by Party B to Party A for the record, which includes basic information such as power, network and compliance of the data center, the form of which attached hereto as Annex 1.

1.19	“Service Order(s)”: means the service orders signed separately by the Party A and the Party B or certain third party designated by Party B on specific cooperation projects and business terms, the form of which attached hereto as Annex 2.

2.	Service Content

The services provided by Party B to Party A includes Hosting Services, Operation Services and Maintenance Services, types of which applicable to specific projects shall be agreed on by the Parties in the Service Order. Party B shall be entitled to procure its affiliates or other third parties to provide the abovementioned Services.

Party B plans to provide by itself or procure its affiliates or other third parties to provide Party A with the Hosting Services of total 300 MW of electricity, of which Party B confirms and will provide by itself or procure its affiliates or other third parties to provide the Hosting Services of 50 MW of electricity to Party A before the end of 2021. Party B expects to provide by itself or procure its affiliates or other third parties to provide the Hosting Services of the remaining 250 MW of electricity to Party A before [31/12/2022]. However, if Party B’s plan changes, Party B may provide by itself or procure its affiliates or other third parties to provide the hosting services to Party A according to Party B’s actual conditions. Services not provided as the above plan shall not be deemed as default by Party B.

3.	Rights and Obligations of Party A

3.1	Party A shall have the right to choose the type of the Hosted Server including but not limited to specifications, models and version at its own discretion.

3.2	Party A shall have the right to carry out environmental inspection and safety audit of the data center with at least five (5) days’ prior written notice and at the business time of Party B and the hosting location, and Party B shall cooperate with Party A.

3.3	Party A shall have the right to conduct physical inventory check of the Hosted Servers with at least ten (10) days prior written notice and at the business time of Party B and the hosting location.

3.4	Party A shall purchase the insurance for the server(s).

3.5	Party A shall handle the customs clearance procedures of the server and ensure that the server has no right to dispute.

3.6	Party A shall pay the Service Fees to Party B pursuant to the Service Orders. If Party A’s payment delay exceeds [five (5)] business days which is not resolved within [five (5)] business days after receiving written notice from Party B, Party B may shut down the Hosted Servers; and if Party A’s payment delay exceeds [fifteen (15)] business days, Party B shall be entitled to remove the Hosted Servers off the rack.

4.	Hosting Services

If Party B provides Hosting Services, Article 4 of this Agreement is applicable.

4.1	The hosting obligations of Party B

4.1.1	Party B shall provide the separate data center computer rooms to store and operate the Hosted Servers. However, if a single computer room may not be filled up with the Hosted Servers of Party A, Party B may deploy other servers in such computer room after taking isolation measures.

4.1.2	Party B shall ensure that the data center reaches the normal operating environment, and provides the computer positions, power load and facilities, broadband network and network facilities, security monitoring and other equipment required for the normal operation of the Hosted Servers prior to the arrival of the Hosted Servers (the specific time shall be separately agreed in the Service Order).

4.1.3	Party B shall ensure that the power supply, Internet connection and infrastructure of the data center are in compliance with the Service Order and ensure the normal operation of the Hosted Servers.

4.2	Hosting Fees

4.2.1 Hosting Fees for the Hosting Services provided by Party B

If Party B provides hosting services directly,

Hosting Fees =Power Consumption* (electricity fee/KWH+$[***])

4.2.2 Hosting Fees for the Hosting Services provided by a third party designated by Party B

If the third party eventually provides the hosting service,

Hosting Fees=Power Consumption*Hosting Unit Price

Hosting Unit Price=the third-party Hosting Unit Price + $[***], and the third- party Hosting Unit Price shall be confirmed by the third-party bill provided by Party B to Party A.

4.2.3 The payment method of the Hosting Fees shall be agreed on by the Parties in the Service Order.

4.3	Hosting abnormal and defaults

4.3.1 In case of the occurrence of the following unforeseen, unavoidable or insurmountable events:

-	Unexpected executive order by the government and inspection by the electricity company,

-	Electricity accidents at the city level and network accidents at the city level,

-	Natural disasters such as floods, volcano eruption, earthquakes, etc.,

-	Abnormal social events such as wars and turmoil,

Party B shall not be liable for the above circumstances. However, Party A has the right to unilaterally terminate the service order in advance.

4.3.2 Except for the termination of the Service Order pursuant to Article 7.2 of this Agreement, if one Party unilaterally terminates the Service Order in full or in part in advance, this Party shall compensate the other Party [ten (10)-day] theoretical Hosting Fees of all or part of the Hosted Servers under the Service Order the services for which is terminated in advance.

5.	Operation Services

If Party B provides hosting services directly,, Article 5 of this Agreement is applicable.

5.1	The operation obligations of Party B

5.1.1	Party B is responsible for the physical server monitoring, server working status monitoring, server working status report, and server on-rack and off-rack and maintenance in relation to the Hosted Servers, excluding batch on-rack when entering and batch off-rack when exiting.

5.1.2	Party B shall configure the Hosted Servers strictly in accordance with Party A’s prior written authorization, including connection to the mining pools, setup of the miner’s number and update of the version of the firmware. Party B shall not configure the Hosted Servers without prior written authorization from Party A.

5.1.3	Party B shall send the Unqualified Hosted Servers to the maintenance spot designated by Party A within [three (3) to five (5) Business Days] after the off-rack of the Unqualified Hosted Servers.

5.2	Operation Fees

The payment method of the Operation Unit Price and Operation Fees shall be agreed on by the Parties in the Service Order.

Operation Fees = Power Consumption * Operation Unit Price, or

Operation Fees = Amount of the Hosted Servers * Operation Unit Price

6.	Maintenance Services

If Party B provides Maintenance Services, Article 6 of this Agreement is applicable.

6.1	The Maintenance Obligations of Party B

Party B shall demonstrate the server maintenance capability of the data center in the Data Center Information Memorandum. If Party B finds out that there exists any problem or hidden danger in the operation of the Hosted Servers, Party B shall inform Party A immediately, and if it is confirmed by Party A in writing that the server is faulty, Party B shall repair the failed Hosted Servers in accordance with the maintenance capability agreed in the Service Order.

6.2	Maintenance Fees

Party A shall pay Maintenance Fees to Party B. The Maintenance Unit Price shall be agreed on by the Parties in the Service Order.

7.	Termination of this Agreement and the Service Order

7.1	Term

The Term of this Agreement shall be ten (10) years from the effective day as stated below (the “Initial Term”). Both Parties may agree in writing to extend this Agreement sixty (60) days before the expiration of the Initial Term.

7.2	This Agreement shall be terminated if any of the following circumstances occurs:

(1)	Force Majeure events causes the terminate this Agreement；

(2)	The Parties agree in writing to terminate this Agreement;

(3)	In case of either Party going through bankruptcy, reorganization, cancellation, revocation of the business license, withdrawal or merger, or dissolution, this Agreement is terminated when the counterparty sends a written notice of termination of this Agreement to the other Party;

(4)	In case of either Party fails to perform the contractual obligations resulting in the substantial inability to perform this Agreement, this Agreement is terminated when the counterparty sends a written notice of termination of this Agreement to the other Party;

(5)	In the event that either Party may unilaterally terminate this Agreement pursuant to this Agreement, this Agreement is terminated when the Party entitled to terminate this Agreement delivers the notice of termination to the other Party.

7.3	The Service Order is terminated if any of the following circumstances occurs:

(1)	When this Agreement is terminated, the Service Orders under this Agreement terminate immediately;

(2)	The Parties agree in writing to terminate the Service Order in advance;

(3)	In the event that either Party may unilaterally terminate the Service Order pursuant to this Agreement or the Service Order, the Service Order is terminated when the Party entitled to terminate the Service Order delivers the notice of termination to the other Party.

8.	Confidentiality Clause

8.1	The content of this Agreement and any information that belongs to but not disclosed by the other Party in the course of signing or performing this Agreement through public channels are confidential information under this Agreement; without prior written consent of the Party who is entitled to disclose the confidential information, the Party who obtains the confidential information shall not give such confidential information to any third party, nor shall the Party who obtains the confidential information uses it for purposes other than those stipulated in this Agreement.

8.2	If either Party violates this confidentiality clause, the defaulting Party shall compensate the other Party for all losses caused thereby, and the other Party is entitled to terminate this Agreement.

8.3	This Article 8 shall survive termination of this Agreement until the relevant confidential information enters the public domain through legal channels.

9.	Governing Law and Dispute Resolution

9.1	The formation, validity, interpretation, performance and dispute resolution if this Agreement shall be governed by the laws of Hong Kong.

9.2	If any provision of this Agreement is determined to be null and void or unenforceable under the applicable existing law, all other provisions of this Agreement shall remain in force. In such cases, both Parties shall reach an agreement and sign a supplementary effective agreement to replace such null and void or unenforceable agreement, and the effective agreement shall be as close as possible to the spirit and purpose of the original agreement and this Agreement.

9.3	Understanding and interpretation of this Agreement shall be based on the purpose of this Agreement and the original meaning of the context and prevailing understanding and practice in the industry, and provisions of this Agreement and relevant annexes shall be understood and interpreted as a whole.

9.4	Disputes arising from signing or performance of this Agreement shall be settled through friendly negotiation between the Parties. In the event the Parties are unable to settle a dispute between them regarding this Agreement, such dispute shall be referred to and finally settled in binding arbitration in accordance with the provisions of [*] which shall appoint the chairman of the arbitration tribunal. Any arbitration shall take place in [ ] unless otherwise agreed by both Parties, and the language of the arbitration shall be [English].

10.	Miscellaneous

10.1	Any notice given by one party to the counterparty under this Agreement shall be delivered in writing (including via e-mail, fax, etc.) to the address of the counterparty listed at the beginning of this Agreement. If one party intends to change contact information, it shall notify the counterparty in writing. The change of the contact information shall become effective as soon as the notification is served on the counterparty.

10.2	Upon mutual agreement and signing of supplementary agreements, both Parties may amend, alter or terminate this Agreement in advance.

10.3	This Agreement shall become effective on the date when the Parties execute and seal this Contract. After this Agreement is executed, the scanned copies, copies, faxes, etc. shall have the same legal effect as the original. This Agreement is in duplicate, with each party holding one copy, with the same legal effect.

10.4	The annex to this Agreement is an integral part of this Agreement with the same legal effect as this Agreement. In the event of any inconsistency or conflict between the terms of this Agreement and those of the Service Order, the terms of the Service Order shall prevail.

[The remainder of this page is intentionally left blank for signature]

For and on behalf of	For and on behalf of
Party A: ETHEREAL TECH PTE. LTD.	Party B: Bitmain Technologies Limited

Authorized Signature	Authorized Signature
Name:	Name:
Title:	Title:

Annex 1: Data Center Information Memorandum

No. of the Memorandum: [*]

Submitted by: [*]

Submission Date: [*]

The information contained in this memorandum is effective until [*].

1.	Basic Information of the Data Center

Location: [*]

Land area: [*]

Building area: [*]

Construction: [*]

Computer positions can be provided: [*]

Heat dissipation: [water curtain, air cooling]

Maximum temperature at the location of the data center is [*], minimum temperature is [*], average temperature is [*]

Maximum temperature of the server air inlet is [*], minimum temperature is [*], average temperature is [*]

Humidity: [*]%

Air Pressure: [*] Kpa

2.	Basic Information of the Power

Power type: [Thermal Power]

Annual electricity price (estimated time percentage of abundant, dry and flat period should be marked by installments): [5:5:2]

Usable total load: [10k]

3.	Basic Information of the Internet

Note: multiple operators are required to access.

Internet operator: [*]

Internet bandwidth: [*]

4.	Compliance of the Data Center

Project approval documents: [Yes]

Power supply agreements: [Yes]

Land license/leasing agreement: [Yes]

Description of the submitting party and beneficiary owner: [*]

5.	Services Available

☐ Hosting Services

☐ Operation Services

Operation personnel status: [*]

Operation equipment status (need to declare if there is monitoring): [*]

☐ Maintenance Services

Maintenance capability: (daily repair [*] sets/only capable of replacing the fan power/no maintenance capability)

6.	Service Fees

6.1	Hosting Fees

(1) Hosting Fees for the Hosting Services provided by Party B

If Party B provides hosting services directly,

Hosting Fees=Power Consumption *(electricity fee/KWH+$[***])

(2) Hosting Fees for the Hosting Services provided by a third party designated by Party B

If the third party eventually provides the hosting service,

Hosting Fees=Power Consumption *Hosting Unit Price

Hosting Unit Price = the third-party Hosting Unit Price+$[***], and the third-party Hosting Unit Price shall be confirmed by the third-party bill provided by Party B to Party A.

Invoice type: [*] tax compliant invoice.

Payment method: pay in advance

Description:

a. To ensure the competitiveness of Party B and to add the possibility that the services of Party B will be used by Party A, the Service Fees shall be in line with the current market mainstream price, and the Lowest Hosting Unit Price shall be the cost electricity price or be close to the cost electricity price.

b. The price here is tax-exclusive. Tax in the form of VAT will be added to the invoice. This rate is subject to change depending upon changes in state and local tax legislation.

c. If the price is different in different time periods (including in different months and in different time periods of the same day), please specify separately.

Annex 2: Service Order

Party A: [*]

Registration Number: [*]

Party B: [*]

Address: [*]

Whereas, the Parties signed the Service Framework Agreement (the “Framework Agreement”) on [*], 2021, and it is agreed that Party A will entrust Party B to provide Services for normal operation of the Hosted Servers, through friendly negotiation and referring to the data center filing for record information provided by Party B to Party A, both Parties sign this Service Order (the “Service Order”) on service matters of specific projects as a supplement to the Framework Agreement, and the Framework Agreement and the Service Order together constitute binding documents that both Parties need to abide by. Unless otherwise specified, all terminology definitions in this Service Order have the same meaning as those in the Framework Agreement.

1.	Service Content

1.1	The Services under this Service Order includes:

(1)	Hosting Services. If Party B provides Hosting Services, Article 3 of this Service Order shall be applicable.

(2)	Operation Services. If Party B provides Operation Services, Article 4 of this Service Order shall be applicable.

(3)	Maintenance Services. If Party B provides Maintenance Services, Article 5 of this Service Order shall be applicable.

1.2	The information of the target servers of the Service Order

Model	Amount (set)	Estimated Arrival Time	Remarks

1.3	Location of the target mining facility of the Service Order: [*]

1.4	The time of meter reading under the Service Order is at 24:00 of every 4th and 19th day of every month.

1.5	The cost electricity price of Party B is [*]/kWh, and the payment method of the electricity fees of Party B is to pay in advance. Party B shall provide the evidence documents for its electricity payment method and payment cycle.

2.	Bill and Payment

2.1	Bill

Bill date: every 5th and 20th day of every month

Bill cycle: 0:00 on the 20th day of last month to 24:00 on the 4th day of this month, 0:00 on the 5th day of this month to 24:00 on the 19th day of this month

2.2	Payment method

Party A shall pay in advance to Party B the Service Fees within [five (5) business days] after the Service Order becomes effective. The amount of the Service Fees equals to the amount of the electricity fees paid in advance by Party B in fifteen (15) days (based on the cost electricity price). Prior to the prepayment by Party A of the first tranche of Service Fees, Party B shall provide the bill of the prepayment of electricity fees by Party B to its power supplier or power supply agreement to prove that the time for Party B to prepay the electricity bill is fifteen (15) days.

Party B shall submit the Bill to Party A prior to the Bill date. If Party A has any disagreement of the Bill, Party A shall give feedback to Party B in writing within [three (3) business days] after receiving the Bill. Party B shall provide necessary explanation and corresponding evidence to Party A. The Parties shall actively investigate the cause of the difference and negotiate to solve the problem.

Party B shall issue an invoice equal to the Bill amount within [five (5) business days] after the Bill date. Party A shall pay the insufficient part of the current prepaid fees within [five (5) business days] after receiving the Bill, and prepay the next Service Fees, the amount of which equals to the [fifteen (15)]-day prepaid electricity fees of Party B.

If Party B fails to issue the invoice on time, the Parties may friendly negotiate to delay for [fifteen (15)] days. And if Party B fails to issue the invoice more than [five (5)] days after the delayed time, the invoice tax owed by Party B shall be deducted from the next Bill. After Party B issues the delayed invoice, Party A shall pay to Party B the deducted tax.

When the Service Order is terminated, if the actual Service Fees exceeds the prepayment, Party A shall pay to Party B the difference within [five (5) business days] after the settlement date; if the actual Service Fees are less than the prepayment, Party B shall pay to Party A the difference within [five (5) business days] after the settlement date. If the payment is not completed within [five (5) business days] after the settlement date, late fee in the amount of 0.1% of the payable amount per day shall be paid to the counterparty since the [six (6) business day] after the settlement date.

2.3	Account information of Party B

Account Name: [*]

Bank Name: [*]

Account Number: [*]

2.4	Special provisions on tax rates

The unit price and amount of this Service Order shall be based on the amount excluding taxes and duties and shall be executed according to applicable taxes appropriately charged under the relevant prevailing state/local tax laws and regulations. If inclusive, invoice shall be [*] tax compliant. If exclusive, tax shall be [*]%. This rate is subject to change depending upon changes in state and local tax legislation.

Any excessive tax amounts incorrectly charged or omitted by Party B shall be refunded to Party A and vice versa.

3.	Hosting Services

If Party B provides Hosting Services, Article 3 of this Service Order shall be applicable.

3.1	Data Center Condition

Party B shall ensure that the data center satisfies the following conditions under this Project:

Area
Load capacity
Minimum useable computer positions
Temperature scope
Humidity scope
Air pressure scope
Latest date of arriving normal operation environment
Production and living facilities

3.2	Hosting Unit Price

(1) Hosting Services provided by Party B

If Party B provides hosting services directly,

Hosting Fees = Power Consumption * (electricity fee/KWH+$[***])

Hosting Unit Price-electricity fee/KWH+$[***]

(2) Hosting Services provided by a third party designated by Party B

If the third party eventually provides the hosting service,

Hosting Fees=Power Consumption * Hosting Unit Price

Hosting Unit Price=the third-party Hosting Unit Price+$[***], and the third-party Hosting Unit Price shall be confirmed by the third-party bill provided by Party B to Party A.

3.3	Invoice Type: [*] tax compliant invoice.

3.4	Party A shall ensure that the server arrives at the custody site before 【】 【】,2022, otherwise it shall compensate Party B for the losses.

4.	Operation Services

If Party B provides Operation Services, Article 4 of this Service Order shall be applicable.

Definition:

Qualified Hosted Servers: servers whose average computing power is above 80% in consecutive 8 hours;

The total number of effective Hosted Servers: means the number of the Hosted Servers running normally on the rack, including qualified Hosted Servers, unqualified Hosted Servers and servers on-rack for less than eight (8) hours.

4.1	Operation Unit Price

Operation Unit price (P) is: [*]/kWh

Operation Fees=Power Consumption *Operation Unit Price, or

Operation Fees=Amount of the Hosted Servers*Operation Unit Price

4.2	The start date of the Operation Services: [*], 2021

4.3	Invoice type: [*] tax compliant invoice.

4.4	Standard of the Operation Services:

Party B shall remove the unqualified Hosted Server from the rack and start maintenance within eight (8) hours since the detection of such unqualified Hosted Server, which means that the maximum operating time of the unqualified Hosted Server is sixteen (16) hours. If the unqualified Hosted Server is not removed from the rack after eight (8) hours, [*] per hour per server shall be deducted from the Operation Fees since the 9th hour.

4.5	The on-rack and off-rack fees for the on-rack of the Hosted Servers of Party A arriving at the data center in batches and the off-rack of the Hosted Servers of Party A removed from the data center shall be borne by Party A. The on-rack and off-rack fees shall be [*] per time per set. The number of on-rack and off-rack times shall be calculated separately. In the case that the on-rack and off-rack fees be increased due to reasons such as seasoning or personnel cost, Party P promises that the increase does not exceed [*] per time per set. The fees for the on-rack and off-rack of unqualified Hosted Servers during the operation by Party B are included in the Operation Fees and shall not be calculated in the on-rack and off-rack fees.

5.	Maintenance Services

If Party B provides Maintenance Services, Article 5 of this Service Order shall be applicable.

5.1	Party B shall have the maintenance capability of the following [*]:

(1)	Daily maintenance of [100-200] sets of servers defined in [Article 1.2 of Annex 2];

(2)	Only capable of replacing fan power which may be completed within [*] hours after the occurrence of the malfunction; for malfunction beyond the maintenance capability, Party B may send the servers to the maintenance center designated by Party A within [*] hours after the occurrence of the malfunction.

5.2	Maintenance Unit Price

The unit price for the Maintenance Fees: [*] per set

The unit price above is the fee for the working hours, and the maintenance materials shall be provided by Party A.

5.3	Invoice type: [*] tax compliant invoice.

5.4	Standard of Maintenance Services

One month after the execution of the Service Order, the repair of the unqualified Hosted Server of Party A shall be finished within forty-eight (48) hours after the off-rack and such server shall be moved on-rack as a qualified Hosted Server.

One month after the execution of the Service Order, for Hosted Servers whose maintenance are not finished after forty-eight (48) hours, Party B shall compensate Party A the theoretical net income of such Hosted Servers every other twenty-four (24) hours and such compensation may be deducted from the Hosting Fees and Operation Fees. Within One month after the execution of the Service Order, if the maintenance is not finished within forty-eight (48) hours, Party B need not compensate the theoretical net income of Party A and shall reach such standard of the Maintenance Services as soon as possible.

The warranty period of the Hosted Servers that have been repaired is seven (7) days, and the repaired and on-rack Hosted Servers will not be included in the maintenance quantity if it is repaired again within seven (7) days.

5.5	Special notice

(1)	If Party B fails to satisfy the standard of the Maintenance Services during the cooperation period, Party B shall take part in the maintenance training of Party A at its own expense;

(2)	If Party B fails to satisfy the standard of the Maintenance Services and refuses to take part in the training of Party A, Party B shall bear all the onsite costs of the outsourcing maintenance personnel designated by Party A.

6.	Termination of the Service Order

6.1 Term

The Term of this Service Order shall be [*] years commencing from the effective date as stated above (the “Initial Term”). Both Parties may agree in writing to extend this Service Order sixty (60) days before the expiration of the Initial Term.

6.2	Termination of the Service Order

This Service Order may be terminated by the following method [2]:

(1)	Party A may send the written notice to terminate this Service Order [one month] in advance.

(2)	This Service Order may not be terminated prior to [*], 2021. Party B shall continue to provide services after this point until Party A sends a written notice to terminate this Service Order [one (1) month] in advance.

7.	In addition to the aforementioned stipulations, the Parties shall execute rights, obligations and responsibilities of this Service Order in accordance with the Framework Agreement. If there is any conflict between the Service Order and the Framework Agreement, the Service Order shall prevail

8.	This Service Order shall become effective on the date of signature and seal by both Parties. Scanned copies, copies and faxes of the signed Service Order shall have the same legal effect as the original ones. This Service Order is in duplicate, with each Party holding one copy, which has the same legal effect.

For and on behalf of	For and on behalf of
Party A: ETHEREAL TECH PTE. LTD.	Party B

Authorized Signature	Authorized Signature
Name:	Name:
Title:	Title: